Exhibit 99.1
Contact:
Michele Mehl
CDW Public Relations
425-205-9444
michele@cdwpblicrelations.com
KNOVA SOFTWARE REPORTS THIRD QUARTER 2005 RESULTS
CUPERTINO, Calif., November 14, 2005 – Knova Software (OTCBB: KNVS), a leading provider of Service Resolution Management (SRM) applications, today announced the financial results for the third quarter ended September 30, 2005.
Our results of operations include the consolidated results of ServiceWare and Kanisa from and after our February 8, 2005 merger. Please note that for comparison purposes, the results of Kanisa are not included in 2004 operating results.
Revenue for the third quarter was $5.7 million as compared to revenue of $4.0 million for the third quarter of 2004. The net loss for the quarter was approximately $942,000 or $0.11 per share compared to net income of approximately $201,000 or $0.04 per share for the third quarter of 2004.
Revenue for the nine months ending September 30, 2005 was $16.8 million as compared to $9.7 million for the same period last year. Year to date net loss was $4.4 million or $0.53 per share as compared to a loss of $2.3 million or $0.46 per share for the same period last year. The company’s cash, cash equivalents, and marketable securities balance was $9.3 million at September 30, 2005.
Commenting on the financial results, Bruce Armstrong, president and CEO of Knova Software, stated, “Our second quarter as a combined company was characterized by continued strong execution, solid revenue and market momentum. In addition to current customers expanding their implementations with us, new customers continue to choose us over other vendors in highly competitive deals. These wins reflect the differentiated business value our solutions deliver.”

Highlights of Knova’s third quarter include continued sales momentum, a highly successful user conference and widespread industry recognition:
•	Eight new customer deals in key target markets, including the telecommunications and high technology sectors

•	28 follow-on deals with existing customers

•	Discovery 2005, Knova’s worldwide user conference, attracted more than 175 attendees and was sponsored by Siebel, HP and eVergance among others

•	Visionary Quadrant positioning in Gartner’s Magic Quadrant report on Information Access for the second consecutive year

•	Highest ranking in Patricia Seybold Group report for Knowledge Management and Cross-Channel Customer Service

•	Highest ranking in Basex report on Knowledge-enabled CRM

•	Certification by the Consortium for Service Innovation for Knowledge-Centered Support™

•	Multiple awards including the KMWorld Trend-Setter award, HP OpenView Spirit award and Software 500 award
“Knova’s Service Resolution Management applications can significantly improve the customer experience across multiple service channels in many industries,” continued Armstrong. “We feel that our top-rated technology and products, highly referenceable customers, and strong management make an outstanding combination of assets with which to address the SRM market opportunity. We expect our continued innovation and execution to deliver strong shareholder value.”
Conference Call Information:
Knova will present its third quarter 2005 earnings in a teleconference today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Domestic callers can join the teleconference by dialing 1.866.825.1709, providing the company name, “Knova” and the following conference ID pass code: 37306285. International callers can access the broadcast by dialing 1.617.213.8060, providing the company name and same pass code. The teleconference also can be accessed online by clicking on the Investor Relations area of Knova’s Web site, http://www.knova.com/ir. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.
If you are unable to participate, an audio digital replay of the call will be available beginning two hours after the call and will be available until 11:59

p.m. on November 21, 2005 by dialing 1.888.286.8010 (domestic) or 1.617.801.6888 (international) using the pass code 59789735. Knova will also provide a replay of the conference call on the Investor Relations page of its Web site.
About Knova Software
Knova Software is a leading provider of Service Resolution Management (SRM) applications that reduce service costs, increase revenues and improve customer satisfaction. Built on a next-generation search and knowledge management platform, Knova’s suite of knowledge-empowered customer service applications automate the resolution process across multiple channels including contact centers, help desks, email and self-service sites. Industry leaders including Mattel, Microsoft, AOL, H&R Block, Novell, Merrill Lynch, McAfee, Reuters and Cingular rely on Knova’s award-winning solutions to deliver world-class customer service. Knova Software is headquartered in Cupertino, Calif. For more information, visit www.knova.com.
Knova Software, Knova, Knova Contact Center, Knova Self-Service, Knova Forums, Knova Field Service, Knova Knowledge Desk, Knova 6 and Knova 6.5 are trademarks of Knova Software, Inc. All other trademarks are properties of their respective owners.
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to Knova Software’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of Knova’s products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
FINANCIAL TABLES TO FOLLOW

Knova Software, Inc.
CONSOLIDATED BALANCE SHEETS
Amounts in thousands, except per share amounts

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,950	$1,672
Marketable securities	5,399	9,266
Accounts receivable, less allowance for doubtful accounts	4,306	2,529
Prepaid expenses and other current assets	960	513

Total current assets	14,615	13,980
Non current assets
Property and equipment
Office furniture, equipment, and leasehold improvements	1,516	1,511
Computer equipment	4,983	4,830

Total property and equipment	6,499	6,341
Less accumulated depreciation	(6,169)	(5,890)

Property and equipment, net	330	451
Intangible assets	4,816	—
Goodwill	14,485	2,324
Other non current assets	156	198

Total non current assets	19,787	2,973

Total assets	$34,402	$16,953

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	1,657	1,693
Accrued compensation and benefits	839	407
Deferred revenue — licenses	271	379
Deferred revenue — services	4,591	2,720
Accrued restructuring charges	330	—
Current portion of capital lease obligations	44	34
Other current liabilities	995	572

Total current liabilities	8,727	5,805
Non current deferred revenue	178	323
Other non current liabilities	102	—
Capital lease obligations	44	61

Total liabilities	9,051	6,189
Total stockholders’ equity	25,351	10,764

Total liabilities and stockholders’ equity	$34,402	$16,953

Knova Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
Amounts in thousands, except per share amounts
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Licenses	$2,208	$1,605	$6,409	$4,144
Services	3,511	2,368	10,351	5,553

Total revenues	5,719	3,973	16,760	9,697
Cost of revenues
Cost of licenses	227	116	647	260
Cost of services	2,186	1,493	6,034	3,192

Total cost of revenues	2,413	1,609	6,681	3,452

Gross margin	3,306	2,364	10,079	6,245
Operating expenses
Sales and marketing	2,080	1,137	5,784	3,678
Research and development	1,364	387	4,205	1,615
General and administrative	777	660	3,175	2,070
Intangible assets amortization	70	—	187	—
Restructuring charges	—	—	1,355	—

Total operating expenses	4,291	2,184	14,706	7,363

Income (loss) from operations	(985)	180	(4,627)	(1,118)
Other income (expense)
Interest expense	(2)	(2)	(5)	(1,276)
Other (net)	45	23	247	48

Other income (expense), net	43	21	242	(1,228)

Net income (loss)	($942)	$201	($4,385)	($2,346)

Net income (loss) per common share, basic:	($0.11)	$0.04	($0.53)	($0.46)
Net income (loss) per common share, diluted:	($0.11)	$0.04	($0.53)	($0.46)
Shares used in computing per share amounts, basic	8,725	5,219	8,212	5,114

Shares used in computing per share amounts, diluted	8,725	5,317	8,212	5,114